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EXHIBIT 10.29

AMENDMENT TO STOCK PURCHASE AGREEMENT

    This Agreement is entered into among Silicon Graphics, Inc., a Delaware corporation ("SGI"), NKK U.S.A. Corporation, a Delaware corporation ("NKK USA"), and its sole shareholder, NKK Corporation, a Japanese corporation ("NKK").

RECITALS

    WHEREAS, NKK USA is the sole holder of SGI's Series A Preferred Stock, $0.001 par value, of which 17,500 shares are issued and outstanding; and

    WHEREAS, each share of the Series A Preferred Stock is entitled to be converted into common stock or redeemed at certain times pursuant to the procedures set forth in Subsections VI, VII and VIII of Article FOURTEENTH of SGI's Restated Certificate of Incorporation (the "Certificate of Designation");

    WHEREAS, the parties desire to provide contractually for a single additional opportunity for NKK USA to elect to convert its shares of Series A Preferred by following the procedures otherwise set forth in the Certificate of Designation;

AGREEMENT

    NOW THEREFORE, in consideration of these premises and the mutual covenants set forth in this Agreement, SGI, NKK USA and NKK agree as follows:

    1.  The parties will treat March 1, 2001 as though it were a "Measurement Date" as defined in Section VI(A) of the Certificate of Designation, and will provide such notices, effect such conversions and redemptions, and otherwise take such actions as would be required thereunder.

    2.  All provisions of the Certificate of Designation, and all terms and conditions of the Stock Purchase Agreement dated March 2, 1990 among SGI, NKK and NKK USA, as amended by the Series A Preferred Stock Exchange Agreement among the parties dated as of August 14, 1992, shall remain in full force and effect.

    3.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

    4.  This Agreement may be executed in one or more counterparts, each of which will be an original and which together will constitute one instrument.

    5.  This Agreement will be governed by the law of the State of Delaware.

    IN WITNESS WHEREOF, this Agreement is entered into as of December 1, 2000.

SILICON GRAPHICS, INC.		NKK CORPORATION
By:	/s/ Jean-Samuel Furter	By:	/s/ Nobuyuki Naito
Name:	Jean-Samuel Furter	Name:	Nobuyuki Naito
Title:	Vice President, Treasurer	Title:	General Manager, Information Processing Systems Department
NKK U.S.A. CORPORATION
		By:	/s/ Mineo Shimura
		Name:	Mineo Shimura
		Title:	President

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  EXHIBIT 10.29
AMENDMENT TO STOCK PURCHASE AGREEMENT